                     WEB SITE DEVELOPMENT SERVICE AGREEMENT


                  THIS WEB SITE DEVELOPMENT SERVICE AGREEMENT, dated as of February 4, 1998 is made by and between iParty LLC ("iParty"), a Delaware limited liability company with an address of 1350 Avenue of Americas, New York, NY 10019 and iVillage, Inc.("Service Provider"), which has an address of 170 Fifth Avenue, New York, NY 10010.

Terms and Conditions

1. iParty hereby engages Service Provider, and Service Provider agrees to provide to iParty, full services (the "Services") to develop, design, build, operate, and maintain iParty's Internet web site (the "Web Site").

2. This Agreement shall commence on the date hereof and remain in effect until the earlier of (i) twelve (12) months from the launch of the Web Site and (ii) April 15, 1999.

3. Payment for the Services shall be $358,000, payable quarterly as follows: $89,500 due upon the execution of this Agreement, $89,500 due three months from the date hereof, $89,500 due six months from the date hereof, and the remainder due nine months from the date hereof. Each of such quarterly payments shall be for the three months following the payment. If this Agreement is terminated prior to completion for any reason whatsoever, iParty will have no obligation to make any additional payments which would become due after the date of termination.

4. Service Provider will perform and provide the following services during the design, development, and building phase of the Web Site:

         (a) Initial Site Specification. Overall treatment and discovery of the Web Site's goals and concepts and development of implementation framework.

         (b) Initial Hosting Specification. Bandwidth and traffic analysis to meet reasonable hardware and network requirements.

         (c) Site Map. Graphical definition of site architecture, content layout and navigation.

         (d) Development of Co-Marketing Strategy. Define marketing needs through discussions with iParty to define a marketing strategy and to drive traffic between Service Provider's web sites and the Web Site.

         (e) Overall Design. Define and develop overall site design including, but not limited to, navigation schemes, menu bars, general site flow and interactivity, original artwork and image processing and treatment.

         (f) Content Development. Develop and refine original content pursuant to a business plan of iParty submitted to Service Provider.

         (g) Overall Site Production. Actual construction of the Web Site including HTML build, image licensing, art formatting and placement.

         (h) Message Board Design, Installation, and Monitoring. Full implementation of messaging capabilities.

         (i) Chat Room Design, Installation, and Monitoring. Full implementation of live chat capabilities.

         (j) Mock Installation and Pre-Launch Testing. Four (4) week mock installation and beta-testing period.

         (k) Final Modifications. Implementation of final modification and fine tuning of the procedures.

         (l) Quality Assurance. Overall quality assurance, including HTML validation, broken links verification and image integrity.

         (m) Weekly Progress Reports. Service Provider shall provide iParty with progress reports (either written, via e-mail, or orally to an authorized representative of iParty) each week detailing the status of the design, development, and building phase.

5. Service Provider will perform and provide the following services following the design, development and building phase of the Web Site:

         (a)      Site launch;

         (b)      Weekly site management;

         (c)      Technical support;

         (d)      Content refreshment;

         (e)      Basic site traffic reporting;

         (f)      Quality assurance management;

         (g)      Community monitoring; and

         (h) Regular usage reports showing visitors and page views at the Web Site.

6. Subject to iParty's approval, Service Provider will include iParty in Service Provider's public relations and press materials, where appropriate.

7. Service Provider will provide consultation to iParty, on a reasonable and ongoing basis during the term of this Agreement, utilizing Service Provider's online marketing, creative, and technical staffs.

8.       iParty agrees as follows:

         (a) iParty will provide Service Provider with detailed conceptual material for the Web Site.

         (b) iParty or a third party contracted by iParty will be responsible for all backend components for the Web Site, including databases, scripting, transactions and credit card verification.

         (c) iParty will be responsible for the total integration of the backend of the Web Site.

         (d)      iParty will be responsible for all software licensing fees.

         (e) iParty will review and approve all of the creative and production work by Service Provider prior to the launch of the Web Site.

         (f) iParty will use reasonable good faith efforts to promote Service Provider's online properties, so long as such efforts are at no additional cost to iParty.

9. iParty shall hotlink its site to Service Provider's sites. Service Provider shall hotlink its sites to iParty's site.

10. Service Provider agrees that any materials specifically developed for the Web Site shall be the exclusive property of iParty and will not be used by Service Provider for any other Internet web sites.

11. Service Provider agrees that it shall not provide similar services as it is providing under this Agreement to or promote any company (other than iParty) which company provides comprehensive party planning services or is principally in the business of selling party goods over the Internet for a period of two (2) years from the date hereof; provided, however, that if this Agreement is terminated by iParty prior to the end of its term, this provision shall remain in effect for a period of one (1) year from the date of termination; provided, further, however, that this provision shall not be enforceable if iParty terminates this Agreement and uses a competitor of the Service Provider for services provided by the Service Provider.

12. As between Service Provider and iParty, Service Provider acknowledges iParty's exclusive right, title, and interest in and to the tradename "iParty" and all marks used or proposed to be used in the Web Site ("Marks") and Service Provider agrees that all uses of the Marks now and hereafter developed or used by iParty shall be owned by and shall inure to the benefit of iParty.

13. Service Provider shall treat all information regarding iParty which Service Provider compiles or obtains from iParty as strictly confidential. Without limiting the foregoing, Service Provider shall not sell, lease or otherwise authorize a third party to use such confidential information. This provision shall survive termination of this agreement.

14. iParty has the right, in its sole discretion, to terminate this Agreement at any time during its term without penalty by thirty (30) days written notice to the Service Provider.

15. Each party hereto agrees to indemnify and hold harmless the other party, its officers, members and Board of Managers (or Directors, where applicable), employees and its affiliates and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or action or breach or failure by either party to comply with any agreement made by such party herein or in any other document furnished by such party to any of the foregoing in connection with this transaction.

16. If any of the provisions or a portion of any provision of this Agreement is held to be unenforceable or invalid by a court of competent jurisdiction, the validity and enforceability of the enforceable portion of any such provision and/or the remaining provisions shall not be affected thereby.

17. Each of the parties hereto hereby waives its respective rights to jury trial of any claim or cause of action based upon or arising out of this Agreement.

18. Service Provider shall provide advertising banners regarding iParty on certain of Service Provider's sites. Further, Service Provider will provide promotional services to iParty including, without limitations, inclusion in Service Provider's e-mail newsletters and editorial taglines. Additional advertising and promotional services shall be subject to the terms of a separate agreement between Service Provider and iParty.

19. Any notice, demand or other communication which any party hereto may be required, or may elect, to give hereunder shall be sufficiently given if personally delivered, mailed by certified mail, return receipt requested or by Federal Express, or similar overnight delivery or courier service or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this paragraph).

20.      This Agreement is not transferable or assignable by Service Provider.

21. This Agreement may be modified or amended at any time, in a writing, executed authorized representatives of each party.

22. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

23. This Agreement may be executed through the use of separate signature pages (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

24. It is agreed to and understood by the parties that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Sections 13, 15, and 17 herein shall survive termination of this Agreement.

iVILLAGE INC.                                iPARTY LLC


By:                                          By:   /s/ Daniel DeWolf
    ---------------------------                    ---------------------------
Name:                                        Name:  Daniel DeWolf
Title:                                       Title: Secretary